Suite 2200
1201 Third Avenue
Seattle, WA 98101-3045

Marcus Williams
(503) 778-5370 tel
(206) 757-7700 fax

MarcusWilliams@dwt.com

October 14, 2015

Board of Directors
HomeStreet, Inc.
601 Union Street, Suite 2000
Seattle, Washington 98101

Re:	Registration Statement on Form S-8
Dear Ladies and Gentlemen:
This opinion is furnished to HomeStreet, Inc., a corporation formed under the laws of the State of Washington (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed sale by the Company’s 401(k) Savings Plan (the “Plan”), an affiliate of the Company, of up to 143,219 shares of common stock, no par value (the “Shares”), to be purchased in the open market and allocated to accounts of participants in the Plan; and up to 6,781 shares of common stock, no par value, to be sold by certain selling shareholders as described in the Registration Statement (the “Secondary Shares”).
We have reviewed, among other things, the Company’s Second Amended and Restated Articles of Incorporation, as amended, the Company’s Second Amended and Restated Bylaws, the Plan, and related agreements and records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the purchase and sale of the Shares pursuant to the Plan. We have made such other factual inquiries as we deemed necessary to render this opinion. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.
Based upon the foregoing and in reliance thereon, it is our opinion that: (i) the acquisition of the Shares pursuant to the Plan for the participants of the beneficiaries thereof, in accordance with the terms of the Plan, has been duly authorized and, when purchased in the open market for the accounts of, and delivered to accounts for the benefit of, Plan participants, the Shares will be validly issued, fully paid and non-assessable; and (ii) upon the sale of the Secondary Shares by the Plan participants as described in the Registration Statement, the Secondary Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,
Davis Wright Tremaine LLP
/s/ Davis Wright Tremaine LLP

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